UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 2, 2014

OCEAN POWER TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33417	22-2535818
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1590 Reed Road Pennington, NJ		08534
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: (609) 730-0400

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On October 2, 2014, Ocean Power Technologies, Inc. (the "Company") held its 2014 Annual Meeting of Stockholders. At the Annual Meeting, the Company's stockholders voted on the following proposals:

1. To elect the four nominees named in the Company's proxy statement to serve for a one-year term as a director of the Company expiring at the Company's 2015 Annual Meeting of Stockholders and, in each case, until a successor is elected and qualified. Each nominee for director was elected by a vote of the stockholders as follows:

Name	For	Withheld	Broker Non-Votes
Terence J. Cryan	3,222,457	474,077	7,279,389
David L. Keller	3,231,159	465,375	7,279,389
Eileen M. Competti	3,221,627	474,907	7,279,389
Dean J. Glover	3,252,439	444,095	7,279,389

2. To ratify the selection of KPMG LLP as the Company's independent registered public accounting firm for fiscal 2015. The proposal was approved by a vote of the stockholders as follows:

For	Against	Abstain
10,662,407	238,589	74,927

3. To approve, on a nonbinding advisory basis, the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K. The proposal was approved by a vote of the stockholders as follows:

For	Against	Abstentions	Broker Non-votes

3,164,649	340,055	191,830	7,279,389

Item 8.01 Other Events

On September 26, 2014, the Department of Energy (the “DOE”) notified the Company of its decision to terminate negotiations with respect to the financial assistance award under the funding opportunity announcement entitled, 'Marine and Hydrokinetic System Performance Advancement'. In a letter dated October 1, 2014, the Company notified the DOE that it accepts the DOE’s decision without protest. As previously disclosed, the Company had not received any funds from DOE with respect to this award and had not included the award in its backlog.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCEAN POWER TECHNOLOGIES, INC.
Date: October 6, 2014	By:	/s/MARK A. FEATHERSTONE
Mark A. Featherstone
Chief Financial Officer